Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350
As Added By
Section 906 of the Sarbanes-Oxley Act of 2022

In connection with the Annual Report of Citizens Financial Services, Inc. (the “Company”) on Form 10-K/A (Amendment No. 1) (the “Amended Report”) for the year ended December 31, 2021, as filed with the Securities and Exchange Commission, I, Stephen J. Guillaume, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Amended Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Amended Report.

Date:	April 29, 2022	/s/ Stephen J, Guillaume
Stephen J. Guillaume
Chief Financial Officer